Exhibit 99.2

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

IRT
LISTED
NYSE

Deep Deuce at Bricktown Oklahoma City, OK

Q2 2026

IRTLIVING.COM

INDEPENDENCE REALTY TRUST

COMPANY INFORMATION

Independence Realty Trust, Inc. (NYSE: IRT), an S&P 400 MidCap Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT’s main investment objective is to provide attractive risk-adjusted returns to shareholders through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website, www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol on NYSE	IRT

Credit Ratings	Fitch Ratings	BBB l Positive
	Standard & Poors' Ratings Services	BBB l Stable

Investor Relations	Stephanie Krewson-Kelly
267.270.4815
SKrewson@IRTLiving.com

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, our expectations with respect to the timing and terms of sales, if any, with respect to the two properties which are classified as held for sale as of June 30, 2026, our expectations with respect to projects scheduled to start in 2026 and our expectations with respect to future acquisitions and dispositions. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.

Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, delays in the completion of, and failure to achieve anticipated benefits of, our projects with our joint venture partners, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, inability or failure to achieve anticipated benefits from future acquisitions and dispositions, delays in completing, and cost overruns incurred in connection with, our Value Add programs and failure to achieve rent increases and occupancy levels on account of the Value Add programs, unexpected impairments or impairments in excess of our estimates, new and/or increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, economic conditions, including inflation and recessionary conditions and their related impacts on the real estate industry, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, the impacts from existing and/or future U.S. foreign policy decisions including the involvement of the U.S. in foreign disputes and foreign wars, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces  Second Quarter 2026 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – August 3, 2026 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, announces its second quarter 2026 financial results.

Second Quarter 2026 EPS of $0.01

Second Quarter 2026 CFFO Per Share of $0.28

Ahead of Expectations

Same-Store Portfolio NOI Growth of 1.2% for the Second Quarter 2026

 Increases of 0.9% in Rental Revenues and 0.5% in Property Operating Expenses

Leasing Spreads Accelerated in Improved Operating Environment

Completed 600 Renovations in Value Add Program for the Second Quarter 2026

Achieved Average ROI of 16.4%

 Investment Grade Balance Sheet Remains Strong

Fitch Ratings Upgraded Outlook to 'Positive'

Affirmed MidPoint of Full Year 2026 Core FFO Per Share Guidance

Management Commentary

"Market conditions are improving and momentum is building across the portfolio as we move through 2026," said Scott Schaeffer, Chairman and CEO of IRT. "Lead volume is up meaningfully, new lease rate growth is nearing breakeven, and same-store results are ahead of plan. This operating momentum will translate into durable earnings growth and value creation for shareholders."

Second Quarter Summary

•

Net income available to common shares of $3.4 million for the quarter ended June 30, 2026 compared to $8.0 million for the quarter ended June 30, 2025. Earnings per diluted share (“EPS”) of $0.01 for the quarter ended June 30, 2026 compared to $0.03 for the quarter ended June 30, 2025.

•

CFFO of $66.6 million for the quarter ended June 30, 2026 compared to $66.7 million for the quarter ended June 30, 2025. CFFO per share was $0.28 for the second quarter of 2026 and for the second quarter of 2025.

•	Same-store portfolio NOI growth of 1.2% for the quarter ended June 30, 2026 compared to the quarter ended June 30, 2025.

•	Adjusted EBITDA of $90.3 million for the quarter ended June 30, 2026 compared to $87.6 million for the quarter ended June 30, 2025.

•	Value Add Program completed renovations of 600 units during the quarter ended June 30, 2026, achieving a weighted average return on investment during the quarter of 16.4%.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures used herein and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP, as well as discussion of our same-store methodology.

Same-Store Portfolio(1) Operating Results

	Three Months Ended	Six Months Ended
	June 30, 2026 Compared to	June 30, 2026 Compared to
	Three Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
Rental and other property revenue	0.9% increase	1.1% increase
Property operating expenses	0.5% increase	1.2% increase
NOI	1.2% increase	1.1% increase
Portfolio average occupancy	30 bps decrease to 95.0%	20 bps decrease to 95.1%
Portfolio average rental rate	0.4% increase to $1,597	0.3% increase to $1,595
NOI Margin	20 bps increase to 62.7%	no change to 62.8%

	Q2 2025	Q1 2026	Q2 2026	Year over Year Change	Sequential Change
Same-Store Portfolio(1)
Average Occupancy	95.3%	95.2%	95.0%	(0.3)%	(0.2)%
Resident Retention Rate	58.4%	60.5%	58.1%	(0.3)%	(2.4)%

Lease Over Lease Effective Rental Rate Growth
All Leases
New	(3.5)%	(5.1)%	(2.1)%	1.4%	3.0%
Renewal	4.1%	3.5%	4.6%	0.5%	1.2%
Blended	0.5%	(0.5)%	1.6%	1.1%	2.1%
Like-Term Leases
New	(3.3)%	(3.9)%	(2.7)%	0.5%	1.2%
Renewal	3.9%	3.2%	4.1%	0.2%	0.9%
Blended	0.8%	0.7%	1.3%	0.5%	0.5%

(1)	Same-store portfolio includes 109 properties, containing 31,735 units.

Value Add Program

We completed renovations of 600 units during the three months ended June 30, 2026, achieving a weighted average return on investment of 16.4% with an average cost per unit renovated of $20,477, and an average monthly rent increase per unit of $279 over unrenovated comparable units. We completed renovations of 1,026 units during the six months ended June 30, 2026, achieving a weighted average return on investment of 15.9% with an average cost per unit renovated of $20,430, and an average monthly rent increase per unit of $272 over unrenovated comparable units. See the Value Add Summary page of our supplemental information for additional information on our projects' life to date as of June 30, 2026.

Investment Activity

Properties Held for Sale

•	As of June 30, 2026, we had two properties classified as held for sale. During the second quarter, we executed a purchase and sale agreement for the disposition of Stonebridge Crossings, with closing expected during the third quarter of 2026.

Capital Expenditures

Across our total portfolio for the three months ended June 30, 2026, recurring capital expenditures were $12.4 million, or $360 per unit; Value Add Program expenditures were $13.6 million; non-recurring expenditures were $12.9 million; and development expenditures were $0.3 million, respectively. For six months ended June 30, 2026, recurring capital expenditures were $18.5 million, or $537 per unit; Value Add Program expenditures were $22.1 million; non-recurring expenditures were $18.4 million; and development expenditures were $0.2 million, respectively.

Balance Sheet and Liquidity

At June 30, 2026, our net debt to Adjusted EBITDA was 6.5x. As of the same date and including the effect of hedges, our weighted average effective interest rate on our consolidated debt was 4.3% with a weighted average maturity of 2.9 years, and 86.9% of our debt was either subject to fixed interest rates or was hedged. Also as of June 30, 2026, we had approximately $503.1 million in liquidity through a combination of unrestricted cash and cash equivalents, and capacity under our unsecured revolver.

Dividend Distribution

On May 13, 2026, our Board of Directors declared a quarterly dividend of $0.18 per share of common stock, which represents a 5.9% increase over the prior quarterly rate of $0.17 per share. The second quarter dividend was paid on July 17, 2026 to stockholders of record at the close of business on June 26, 2026.

2026 EPS, FFO and CFFO Guidance

We affirm our guidance ranges for 2026 EPS, FFO, and CFFO per share and same-store NOI. A reconciliation of our projected EPS to our projected FFO and CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how we calculate CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance		Change at Midpoint
2026 Full Year EPS and CFFO Guidance(1)(2)	Low	High	Low	High
Earnings per share	$0.21	$0.28	$0.22	$0.27	$—
Adjustments:
Depreciation and amortization	1.06	1.06	1.06	1.06	—
Gain on sale of real estate assets (3)	(0.12)	(0.15)	(0.12)	(0.15)	—
FFO per share	1.15	1.19	1.16	1.18	—
Loan (premium accretion) discount amortization, net	(0.03)	(0.03)	(0.03)	(0.03)	—
CFFO per share (2)	$1.12	$1.16	$1.13	$1.15	$—
(1)

This guidance, including the underlying assumptions presented in the 2026 Guidance Assumptions table that follows, constitutes forward-looking information. Actual full year 2026 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”.

(2)	Per share guidance is based on 241.8 million weighted average shares and units outstanding.
(3)	Gain on sale of real estate assets includes gains on sales expected to be recognized with respect to two properties classified as held for sale as of June 30, 2026.

2026 Guidance Assumptions(1)

Our key guidance assumptions for 2026 are enumerated below. See the definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio:	Previous 2026 Outlook:	Current 2026 Outlook:	Change at Midpoint
Number of properties/units	109 properties / 31,735 units	109 properties / 31,735 units	—
Property revenue growth	1.0% to 2.4%	1.5% to 1.9%	—
Controllable operating expense growth	4.6% to 5.6%	3.3% to 3.7%	(1.6)%
Real estate tax and insurance expense growth	0.0% to 1.0%	(1.0%) to (0.2%)	(1.1)%
Total operating expense growth	2.9% to 3.9%	1.6% to 2.4%	(1.4)%
NOI growth	(0.6%) to 2.2%	1.0% to 2.0%	0.7%

Corporate Expenses ($ in millions)
General and administrative & property management expenses	$55.0 - $57.0	$55.5 - $56.5	—
Interest expense(2)	$93.0 - $97.0	$96.5 - $97.5	2.0

Transaction/Investment Volume(3) ($ in millions)
Acquisition volume	$145	$145	—
Disposition volume	$106 - $112	$106 - $112	—

Capital Expenditures ($ in millions)
Recurring	$29 - $33	$30 - $32	—
Value add renovation program	$42 - $46	$43 - $45	—
Non-recurring and revenue enhancing	$32 - $36	$33 - $35	—
Development	—	—	—

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. We undertake no duty to update the assumptions used in our guidance except as required by law. See “Forward-Looking Statements.”

(2)

Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO.

(3)

Acquisition volume reflects one property in Columbus, Ohio and the consolidation of a property underlying our joint venture investment in Austin, Texas, both of which occurred during the first quarter. Disposition volume reflects $106 million to $112 million related to the expected disposition of two properties classified as held for sale as of June 30, 2026. There can be no assurance that these dispositions will be consummated at expected pricing levels, within expected time frames, or at all. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections.

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Tuesday, August 4, 2026 from the Investors section of IRT's website, https://investors.irtliving.com or by dialing 1.833.461.5787, access code 379217423. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the Investors section of IRT’s website until the next earnings release.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store portfolio information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investors" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT), an S&P 400 MidCap Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT’s main investment objective is to provide attractive risk-adjusted returns to shareholders through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website, www.irtliving.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, our expectations with respect to the timing and terms of sales, if any, with respect to the two properties which are classified as held for sale as of June 30, 2026, our expectations with respect to projects scheduled to start in 2026 and our expectations with respect to future acquisitions and dispositions. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.

Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, delays in the completion of, and failure to achieve anticipated benefits of, our projects with our joint venture partners, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, inability or failure to achieve anticipated benefits from future acquisitions and dispositions, delays in completing, and cost overruns incurred in connection with, our Value Add programs and failure to achieve rent increases and occupancy levels on account of the Value Add programs, unexpected impairments or impairments in excess of our estimates, new and/or increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, economic conditions, including inflation and recessionary conditions and their related impacts on the real estate industry, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, the impacts from existing and/or future U.S. foreign policy decisions including the involvement of the U.S. in foreign disputes and foreign wars, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

FINANCIAL & OPERATING HIGHLIGHTS

Dollars in thousands, except per share data

	For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$3,391	$(68)	$33,266	$6,893	$8,046
Earnings per share -- diluted	$0.01	$0.00	$0.14	$0.03	$0.03
Rental and other property revenue	$167,126	$165,213	$166,797	$166,888	$161,891
Property operating expenses	$63,375	$62,124	$57,260	$61,699	$60,935
NOI	$103,751	$103,089	$109,537	$105,189	$100,956
NOI margin	62.1%	62.4%	65.7%	63.0%	62.4%
Adjusted EBITDA	$90,250	$86,447	$98,520	$92,643	$87,556
FFO per share	$0.28	$0.27	$0.33	$0.30	$0.28
CFFO per share	$0.28	$0.26	$0.32	$0.29	$0.28
Dividends per share	$0.18	$0.17	$0.17	$0.17	$0.17
CFFO payout ratio	64.3%	65.4%	53.1%	58.6%	60.7%

Portfolio Data:
Total gross assets	$7,217,214	$7,167,416	$7,030,516	$7,058,026	$6,874,320
Total number of operating properties (a)	116	115	114	115	113
Total units (a)	33,898	33,602	33,462	33,818	33,175
Portfolio period end occupancy (a)	94.9%	94.7%	94.9%	95.1%	95.2%
Portfolio average occupancy (a)	94.7%	94.6%	94.8%	94.9%	95.2%
Portfolio average effective monthly rent, per unit (a)	$1,593	$1,593	$1,593	$1,593	$1,582
Same-store portfolio (b):
Period end occupancy (b)	95.1%	95.2%	95.6%	95.6%	95.4%
Average occupancy (b)	95.0%	95.2%	95.3%	95.3%	95.3%
Average effective monthly rent, per unit (b)	$1,597	$1,595	$1,597	$1,597	$1,591

Capitalization:
Total debt (c)	$2,443,383	$2,433,543	$2,281,475	$2,296,202	$2,249,801
Common share price, period end	$16.69	$14.89	$17.48	$16.39	$17.69
Market equity capitalization	$4,033,711	$3,598,014	$4,250,723	$4,016,286	$4,241,203
Total market capitalization	$6,477,094	$6,031,557	$6,532,198	$6,312,488	$6,491,004
Total debt/total gross assets	33.9%	34.0%	32.5%	32.5%	32.7%
Net debt to adjusted EBITDA (d)	6.5x	6.5x	5.7x	6.0x	6.3x
Interest coverage	4.2x	4.2x	4.8x	4.5x	4.7x

Common shares and OP Units:
Shares outstanding	235,742,658	235,698,008	237,234,750	239,103,283	233,809,823
OP units outstanding	5,941,643	5,941,643	5,941,643	5,941,643	5,941,643
Common shares and OP units outstanding	241,684,301	241,639,651	243,176,393	245,044,926	239,751,466
Weighted average common shares and OP units	241,342,036	242,374,371	243,707,137	239,576,189	239,438,276

(a)	Excludes our development projects Flatiron Flats and Tisdale at Lakeline Station, as applicable. See the definitions at the end of this release.
(b)	Same-store portfolio consists of 109 properties, which represent 31,735 units.
(c)	Includes indebtedness associated with real estate held for sale, as applicable.
(d)

Reflects net debt to Adjusted EBITDA, which is annualized for each period presented, including adjustments for the timing and stabilization of acquisitions and the timing of dispositions impacting quarterly EBITDA. For the five quarters ended June 30, 2026, net debt to Adjusted EBITDA excluding adjustments for timing of acquisitions and dispositions was 6.7x, 6.9x, 5.7x, 6.1x, and 6.3x, respectively.

BALANCE SHEETS

Dollars in thousands, except per share data

	As of
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Assets:
Real estate held for investment, at cost	$6,798,220	$6,700,142	$6,596,007	$6,571,161	$6,356,830
Less: accumulated depreciation	(1,029,116)	(972,660)	(915,247)	(861,370)	(810,042)
Real estate held for investment, net	5,769,104	5,727,482	5,680,760	5,709,791	5,546,788
Real estate held for sale	77,756	76,858	76,468	107,182	119,875
Real estate under development	67,814	127,840	60,116	65,628	91,849
Cash and cash equivalents	22,513	23,341	23,564	23,290	19,491
Restricted cash	24,184	19,926	24,058	27,639	23,035
Investment in unconsolidated real estate entities	69,970	66,560	98,263	93,965	106,920
Other assets	45,078	44,151	45,711	47,771	38,389
Derivative assets	14,850	11,586	9,840	11,873	14,635
Intangible assets, net	418	1,564	2,970	5,453	1,644
Total assets	$6,091,687	$6,099,308	$6,021,750	$6,092,592	$5,962,626
Liabilities and Equity:
Indebtedness, net (a)	$2,443,383	$2,433,543	$2,281,475	$2,296,202	$2,249,801
Accounts payable and accrued expenses	101,713	84,160	92,355	119,513	105,576
Accrued interest payable	8,296	10,642	8,377	10,265	7,815
Dividends payable	43,426	41,003	41,275	41,592	40,691
Derivative liabilities	—	—	346	737	233
Other liabilities	8,178	8,318	8,496	9,023	7,550
Total liabilities	2,604,996	2,577,666	2,432,324	2,477,332	2,411,666
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,357	2,357	2,372	2,391	2,338
Additional paid in capital	3,978,126	3,976,536	4,005,168	4,022,309	3,920,436
Accumulated other comprehensive income	13,384	9,982	7,722	9,095	12,038
Accumulated deficit	(634,698)	(595,712)	(555,326)	(548,319)	(514,623)
Total shareholders' equity	3,359,169	3,393,163	3,459,936	3,485,476	3,420,189
Noncontrolling Interests	127,522	128,479	129,490	129,784	130,771
Total equity	3,486,691	3,521,642	3,589,426	3,615,260	3,550,960
Total liabilities and equity	$6,091,687	$6,099,308	$6,021,750	$6,092,592	$5,962,626

(a)	Includes indebtedness associated with real estate held for sale, as applicable.

STATEMENTS OF OPERATIONS, FFO & CFFO

TRAILING FIVE QUARTERS

(Dollars in thousands, except per share data)

	For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Revenue:
Rental and other property revenue	$167,126	$165,213	$166,797	$166,888	$161,891
Other revenue	115	109	330	250	297
Total revenue	167,241	165,322	167,127	167,138	162,188
Expenses:
Property operating expenses	63,375	62,124	57,260	61,699	60,935
Property management expenses	7,931	8,237	6,674	7,891	7,715
General and administrative expenses (a)	5,685	8,514	4,673	4,905	5,982
Depreciation and amortization expense	64,861	64,632	62,984	61,735	59,794
Casualty losses (gains), net	(553)	77	755	419	255
Total expenses	141,299	143,584	132,346	136,649	134,681
Interest expense	(21,583)	(20,732)	(20,422)	(20,455)	(18,773)
Gain on sale (loss on impairment) of real estate assets, net	—	—	17,491	(12,841)	—
Other loss	(105)	(86)	(238)	(12)	—
(Loss) income from investments in unconsolidated real estate entities	(836)	(1,047)	2,403	9,814	(562)
Net (loss) income	$3,418	$(127)	$34,015	$6,995	$8,172
(Income) loss allocated to noncontrolling interests	(27)	59	(749)	(102)	(126)
Net (loss) income available to common shares	$3,391	$(68)	$33,266	$6,893	$8,046
Earnings per share - basic	$0.01	$0.00	$0.14	$0.03	$0.03
Weighted-average shares outstanding - Basic	235,400,393	236,432,728	237,765,494	233,634,546	233,496,633
Earnings per share - diluted	$0.01	$0.00	$0.14	$0.03	$0.03
Weighted-average shares outstanding - Diluted	236,037,395	236,432,728	238,495,087	234,283,170	234,131,752
Funds From Operations (FFO):
Net (loss) income	$3,418	$(127)	$34,015	$6,995	$8,172
Add-Back (Deduct):
Real estate depreciation and amortization	64,319	64,114	62,497	61,282	59,372
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	831	876	609	375	457
(Gain on sale) loss on impairment of real estate assets, net, excluding prepayment gains	—	—	(17,491)	12,841	—
Gain on sale of real estate associated with unconsolidated real estate entities	—	—	(187)	(10,389)	—
FFO	$68,568	$64,863	$79,443	$71,104	$68,001
FFO per share	$0.28	$0.27	$0.33	$0.30	$0.28
CORE Funds From Operations (CFFO):
FFO	$68,568	$64,863	$79,443	$71,104	$68,001
Add-Back (Deduct):
Other depreciation and amortization	542	518	487	453	422
Casualty (gains) losses, net	(553)	77	755	419	255
Loan (premium accretion) discount amortization, net	(2,021)	(2,017)	(2,013)	(2,001)	(1,985)
Other loss	105	86	238	12	—
CFFO	$66,641	$63,527	$78,910	$69,987	$66,693
CFFO per share	$0.28	$0.26	$0.32	$0.29	$0.28
Weighted-average shares and units outstanding	241,342,036	242,374,371	243,707,137	239,576,189	239,438,276

(a)	Included in the three months ended March 31, 2026 is $2.4 million of stock compensation expense recorded with respect to stock awards granted to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CFFO

Dollars in thousands, except per share data

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue:
Rental and other property revenue	$167,126	$161,891	$332,339	$322,796
Other revenue	115	297	224	635
Total revenue	167,241	162,188	332,563	323,431
Expenses:
Property operating expenses	63,375	60,935	125,499	120,198
Property management expenses	7,931	7,715	16,168	15,541
General and administrative expenses	5,685	5,982	14,199	14,388
Depreciation and amortization expense	64,861	59,794	129,494	118,521
Casualty (gains) losses, net	(553)	255	(476)	139
Total expenses	141,299	134,681	284,884	268,787
Interest expense	(21,583)	(18,773)	(42,315)	(38,121)
Gain on sale of real estate assets, net	—	—	—	1,496
Loss on extinguishment of debt	—	—	—	(67)
Other loss	(105)	—	(191)	(103)
(Loss) from unconsolidated real estate entities	(836)	(562)	(1,883)	(1,151)
Net income	3,418	8,172	3,290	16,698
(Income) loss allocated to noncontrolling interests	(27)	(126)	32	(298)
Net Income available to common shares	$3,391	$8,046	$3,322	$16,400
Earnings per share - basic	$0.01	$0.03	$0.01	$0.07
Weighted-average shares outstanding - Basic	235,400,393	233,496,633	235,913,709	232,117,768
Earnings per share - diluted	$0.01	$0.03	$0.01	$0.07
Weighted-average shares outstanding - Diluted	236,037,395	234,131,752	236,663,887	233,041,087
Funds From Operations (FFO):
Net Income	$3,418	$8,172	$3,290	$16,698
Add-Back (Deduct):
Real estate depreciation and amortization	64,319	59,372	128,433	117,682
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	831	457	1,707	914
Loss on impairment of real estate assets, net, excluding prepayment gains	—	—	—	73
FFO	$68,568	$68,001	$133,430	$135,367
FFO per share	$0.28	$0.28	$0.55	$0.57
CORE Funds From Operations (CFFO):
FFO	$68,568	$68,001	$133,430	$135,367
Add-Back (Deduct):
Other depreciation and amortization	542	422	1,060	839
Casualty (gains) losses, net	(553)	255	(476)	139
Loan (premium accretion) discount amortization, net	(2,021)	(1,985)	(4,038)	(4,014)
Prepayment (gains) penalties on asset dispositions	—	—	—	(1,570)
Loss on extinguishment of debt	—	—	—	67
Other loss	105	—	191	103
CFFO	$66,641	$66,693	$130,167	$130,931
CFFO per share	$0.28	$0.28	$0.54	$0.55
Weighted-average shares and units outstanding	241,342,036	239,438,276	241,855,351	238,059,411

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO

Dollars in thousands

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net (loss) income	$3,418	$(127)	$34,015	$6,995	$8,172
Add-Back (Deduct):
Interest expense	21,583	20,732	20,422	20,455	18,773
Depreciation and amortization	64,861	64,632	62,984	61,735	59,794
Casualty (gains) losses, net	(553)	77	755	419	255
(Gain on sale) loss on impairment of real estate assets, net	—	—	(17,491)	12,841	—
Loss (income) from investments in unconsolidated real estate entities	836	1,047	(2,403)	(9,814)	562
Other loss	105	86	238	12	—
Adjusted EBITDA	$90,250	$86,447	$98,520	$92,643	$87,556

INTEREST COST:
Interest expense	$21,583	$20,732	$20,422	$20,455	$18,773

INTEREST COVERAGE:	4.2x	4.2x	4.8x	4.5x	4.7x

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$3,418	$8,172	$3,290	$16,698
Add-Back (Deduct):
Interest expense	21,583	18,773	42,315	38,121
Depreciation and amortization	64,861	59,794	129,494	118,521
Casualty (gains) losses, net	(553)	255	(476)	139
Gain on sale of real estate assets, net	—	—	—	(1,496)
Loss on extinguishment of debt	—	—	—	67
Loss from investments in unconsolidated real estate entities	836	562	1,883	1,151
Other loss	105	—	191	103
Adjusted EBITDA	$90,250	$87,556	$176,697	$173,304

INTEREST COST:
Interest expense	$21,583	$18,773	$42,315	$38,121

INTEREST COVERAGE:	4.2x	4.7x	4.2x	4.5x

SAME-STORE PORTFOLIO NET OPERATING INCOME & NOI BRIDGE (a) (b)

TRAILING FIVE QUARTERS

Dollars in thousands, except per unit data

	For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Revenue:
Rental and other property revenue	$157,076	$156,095	$157,566	$158,216	$155,612
Property Operating Expenses:
Real estate taxes	18,444	19,750	16,822	17,308	18,691
Property insurance	3,010	3,278	3,275	3,264	3,548
Personnel expenses	12,854	12,808	11,585	13,432	12,376
Utilities	7,615	8,215	7,936	8,027	7,407
Repairs and maintenance	5,883	4,175	3,750	5,591	5,822
Contract services	6,578	6,161	6,087	6,078	6,139
Advertising expenses	2,600	1,862	2,356	2,571	2,686
Other expenses	1,659	1,590	1,593	1,634	1,690
Total property operating expenses	58,643	57,839	53,404	57,905	58,359
Same-store portfolio NOI	$98,433	$98,256	$104,162	$100,311	$97,253

Same-store portfolio NOI margin	62.7%	62.9%	66.1%	63.4%	62.5%
Average occupancy	95.0%	95.2%	95.3%	95.3%	95.3%
Average effective monthly rent, per unit	$1,597	$1,595	$1,597	$1,597	$1,591

	For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Rental and other property revenue
Same-store portfolio	$157,076	$156,095	$157,566	$158,216	$155,612
Non same-store portfolio	10,050	9,118	9,231	8,672	6,279
Total rental and other property revenue	167,126	165,213	166,797	166,888	161,891
Property operating expenses
Same-store portfolio	58,643	57,839	53,404	57,905	58,359
Non same-store portfolio	4,732	4,285	3,856	3,794	2,576
Total property operating expenses	63,375	62,124	57,260	61,699	60,935
NOI
Same-store portfolio	98,433	98,256	104,162	100,311	97,253
Non same-store portfolio	5,318	4,833	5,375	4,878	3,703
Total property NOI	$103,751	$103,089	$109,537	$105,189	$100,956

(a)	Same-store portfolio consists of 109 properties, containing 31,735 units.
(b)	See the definitions at the end of this release for a reconciliation from GAAP net (loss) income to NOI.

SAME-STORE PORTFOLIO NET OPERATING INCOME (a)

THREE and six MONTHS ENDED June 30, 2026  AND  2025

Dollars in thousands, except per unit data

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2026	2025	% change	2026	2025	% change
Revenue:
Rental and other property revenue	$157,076	$155,612	0.9%	$313,171	$309,616	1.1%
Property Operating Expenses:
Real estate taxes	18,444	18,691	(1.3)%	38,193	38,069	0.3%
Property insurance	3,010	3,548	(15.2)%	6,289	7,448	(15.6)%
Personnel expenses	12,854	12,376	3.9%	25,662	24,325	5.5%
Utilities	7,615	7,407	2.8%	15,830	15,194	4.2%
Repairs and maintenance	5,883	5,822	1.0%	10,059	10,167	(1.1)%
Contract services	6,578	6,139	7.2%	12,739	11,929	6.8%
Advertising expenses	2,600	2,686	(3.2)%	4,462	4,620	(3.4)%
Other expenses	1,659	1,690	(1.8)%	3,248	3,314	(2.0)%
Total property operating expenses	58,643	58,359	0.5%	116,482	115,066	1.2%
Same-store portfolio NOI	$98,433	$97,253	1.2%	$196,689	$194,550	1.1%

Same-store portfolio NOI margin	62.7%	62.5%	0.2%	62.8%	62.8%	0.0%
Average occupancy	95.0%	95.3%	(0.3)%	95.1%	95.3%	(0.2)%
Average effective monthly rent, per unit	$1,597	$1,591	0.4%	$1,595	$1,590	0.3%

(a)	Same-store portfolio consists of 109 properties, containing 31,735 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

THREE MONTHS ENDED June 30, 2026

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Atlanta, GA	13	5,180	$ 24,788	$ 24,230	2.3%	$ 9,442	$ 9,482	(0.4)%	$ 15,346	$ 14,748	4.1%	94.3%	93.4%	0.9%	$ 1,581	$ 1,591	(0.6)%
Dallas-Fort Worth, TX	14	4,007	22,301	22,293	0.0%	8,608	8,591	0.2%	13,693	13,703	(0.1)%	95.0%	96.0%	(1.0)%	1,807	1,810	(0.2)%
Columbus, OH	10	2,510	12,148	11,794	3.0%	4,701	4,661	0.9%	7,447	7,132	4.4%	95.1%	95.5%	(0.4)%	1,567	1,519	3.2%
Tampa-St. Petersburg, FL	6	1,791	10,708	10,718	(0.1)%	4,037	3,949	2.2%	6,671	6,769	(1.4)%	94.6%	95.9%	(1.3)%	1,919	1,921	(0.1)%
Oklahoma City, OK	8	2,147	8,714	8,465	2.9%	2,912	2,860	1.8%	5,802	5,604	3.5%	95.7%	96.4%	(0.7)%	1,286	1,247	3.1%
Indianapolis, IN	7	1,979	9,036	8,877	1.8%	3,720	3,477	7.0%	5,316	5,400	(1.6)%	95.1%	95.8%	(0.7)%	1,480	1,458	1.5%
Denver, CO	6	1,418	8,055	8,251	(2.4)%	2,865	2,865	0.0%	5,190	5,386	(3.6)%	95.1%	95.0%	0.1%	1,836	1,863	(1.4)%
Nashville, TN	5	1,508	7,591	7,614	(0.3)%	2,595	2,768	(6.3)%	4,996	4,846	3.1%	95.5%	95.4%	0.1%	1,608	1,623	(0.9)%
Raleigh - Durham, NC	6	1,690	8,093	8,083	0.1%	3,103	3,132	(0.9)%	4,990	4,951	0.8%	95.0%	95.5%	(0.5)%	1,535	1,546	(0.7)%
Houston, TX	5	1,308	6,066	5,924	2.4%	2,539	2,539	0.0%	3,527	3,385	4.2%	95.3%	95.6%	(0.3)%	1,461	1,441	1.4%
Charlotte, NC	4	1,014	5,174	5,205	(0.6)%	1,792	1,633	9.7%	3,382	3,572	(5.3)%	95.3%	94.5%	0.8%	1,662	1,707	(2.6)%
Lexington, KY	3	886	4,420	4,163	6.2%	1,243	1,228	1.2%	3,177	2,935	8.2%	95.3%	96.9%	(1.6)%	1,557	1,445	7.8%
Huntsville, AL	4	1,051	4,629	4,751	(2.6)%	1,658	1,780	(6.9)%	2,971	2,971	0.0%	95.7%	95.3%	0.4%	1,397	1,430	(2.3)%
Memphis, TN	3	883	4,172	4,233	(1.4)%	1,417	1,354	4.7%	2,755	2,879	(4.3)%	95.4%	95.3%	0.1%	1,546	1,584	(2.4)%
Louisville, KY	3	794	3,575	3,459	3.4%	1,323	1,335	(0.9)%	2,252	2,124	6.0%	96.3%	96.2%	0.1%	1,353	1,309	3.4%
Orlando, FL	2	617	3,466	3,582	(3.2)%	1,290	1,282	0.6%	2,176	2,300	(5.4)%	92.4%	95.3%	(2.9)%	1,872	1,860	0.6%
Cincinnati, OH	2	542	3,063	2,967	3.2%	1,126	1,112	1.3%	1,937	1,854	4.5%	96.0%	96.6%	(0.6)%	1,743	1,669	4.4%
Charleston, SC	2	518	2,892	2,787	3.8%	1,138	1,115	2.1%	1,754	1,672	4.9%	94.6%	94.0%	0.6%	1,816	1,775	2.3%
Greenville, SC	1	702	2,767	2,692	2.8%	1,037	1,052	(1.4)%	1,730	1,640	5.5%	93.1%	92.3%	0.8%	1,291	1,284	0.5%
Myrtle Beach, SC - Wilmington, NC	3	628	2,646	2,685	(1.5)%	964	987	(2.3)%	1,682	1,697	(0.9)%	94.9%	95.4%	(0.5)%	1,380	1,383	(0.2)%
Austin, TX	1	256	1,393	1,415	(1.6)%	554	555	(0.2)%	839	860	(2.4)%	95.7%	95.2%	0.5%	1,745	1,797	(2.9)%
San Antonio, TX	1	306	1,379	1,426	(3.3)%	578	601	(3.8)%	801	825	(2.9)%	97.0%	96.7%	0.3%	1,430	1,448	(1.2)%
Total / Weighted Average	109	31,735	$ 157,076	$ 155,612	0.9%	$ 58,643	$ 58,359	0.5%	$ 98,433	$ 97,253	1.2%	95.0%	95.3%	(0.3)%	$ 1,597	$ 1,591	0.4%

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET

Six MONTHS ENDED June 30, 2026

Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change	2026	2025	% Change
Atlanta, GA	13	5,180	$ 49,441	$ 48,221	2.5%	$ 19,002	$ 19,007	0.0%	$ 30,438	$ 29,214	4.2%	94.4%	93.4%	1.0%	$ 1,580	$ 1,593	(0.8)%
Dallas-Fort Worth, TX	14	4,007	44,617	44,528	0.2%	17,305	17,022	1.7%	27,312	27,506	(0.7)%	95.6%	96.0%	(0.4)%	1,803	1,812	(0.5)%
Columbus, OH	10	2,510	24,197	23,580	2.6%	9,222	9,276	(0.6)%	14,975	14,304	4.7%	95.3%	95.9%	(0.6)%	1,568	1,522	3.0%
Tampa-St. Petersburg, FL	6	1,791	21,510	21,291	1.0%	8,107	7,831	3.5%	13,403	13,461	(0.4)%	95.3%	96.0%	(0.7)%	1,926	1,917	0.5%
Oklahoma City, OK	8	2,147	17,233	16,819	2.5%	5,783	5,661	2.2%	11,450	11,159	2.6%	95.7%	96.4%	(0.7)%	1,277	1,240	3.0%
Indianapolis, IN	7	1,979	18,030	17,731	1.7%	7,089	6,720	5.5%	10,941	11,011	(0.6)%	95.0%	95.9%	(0.9)%	1,478	1,453	1.7%
Denver, CO	6	1,418	16,039	16,336	(1.8)%	5,545	5,411	2.5%	10,494	10,925	(3.9)%	94.7%	95.0%	(0.3)%	1,836	1,855	(1.0)%
Nashville, TN	5	1,508	15,166	15,081	0.6%	5,075	5,259	(3.5)%	10,091	9,822	2.7%	95.7%	95.8%	(0.1)%	1,609	1,619	(0.6)%
Raleigh - Durham, NC	6	1,690	16,141	16,143	0.0%	6,107	6,101	0.1%	10,034	10,042	(0.1)%	94.5%	95.1%	(0.6)%	1,537	1,546	(0.6)%
Houston, TX	5	1,308	11,980	11,824	1.3%	5,200	4,995	4.1%	6,780	6,829	(0.7)%	95.6%	96.1%	(0.5)%	1,459	1,439	1.4%
Charlotte, NC	4	1,014	10,338	10,288	0.5%	3,507	3,244	8.1%	6,831	7,043	(3.0)%	95.6%	94.1%	1.5%	1,661	1,710	(2.9)%
Lexington, KY	3	886	8,778	8,206	7.0%	2,465	2,404	2.5%	6,313	5,802	8.8%	95.9%	96.8%	(0.9)%	1,541	1,432	7.6%
Huntsville, AL	4	1,051	9,255	9,526	(2.8)%	3,401	3,472	(2.0)%	5,854	6,054	(3.3)%	95.5%	95.6%	(0.1)%	1,395	1,438	(3.0)%
Memphis, TN	3	883	8,361	8,504	(1.7)%	2,800	2,829	(1.0)%	5,561	5,674	(2.0)%	95.7%	95.7%	0.0%	1,544	1,583	(2.5)%
Louisville, KY	3	794	7,070	6,836	3.4%	2,617	2,675	(2.2)%	4,453	4,162	7.0%	95.9%	96.3%	(0.4)%	1,351	1,300	3.9%
Orlando, FL	2	617	6,942	7,000	(0.8)%	2,618	2,537	3.2%	4,324	4,463	(3.1)%	92.5%	94.8%	(2.3)%	1,876	1,850	1.4%
Cincinnati, OH	2	542	6,074	5,836	4.1%	2,241	2,169	3.3%	3,833	3,667	4.5%	96.5%	96.6%	(0.1)%	1,727	1,653	4.5%
Charleston, SC	2	518	5,704	5,561	2.6%	2,229	2,201	1.3%	3,475	3,360	3.4%	94.9%	95.0%	(0.1)%	1,796	1,766	1.7%
Greenville, SC	1	702	5,480	5,296	3.5%	2,006	2,070	(3.1)%	3,474	3,226	7.7%	94.0%	92.1%	1.9%	1,287	1,290	(0.2)%
Myrtle Beach, SC - Wilmington, NC	3	628	5,211	5,341	(2.4)%	1,864	1,831	1.8%	3,347	3,509	(4.6)%	94.3%	95.0%	(0.7)%	1,383	1,388	(0.4)%
Austin, TX	1	256	2,799	2,829	(1.1)%	1,155	1,173	(1.5)%	1,644	1,656	(0.7)%	96.3%	95.8%	0.5%	1,749	1,791	(2.3)%
San Antonio, TX	1	306	2,806	2,839	(1.2)%	1,143	1,177	(2.9)%	1,663	1,663	0.0%	97.3%	96.8%	0.5%	1,433	1,450	(1.2)%
Total / Weighted Average	109	31,735	$ 313,171	$ 309,616	1.1%	$ 116,482	$ 115,066	1.2%	$ 196,689	$ 194,550	1.1%	95.1%	95.3%	(0.2)%	$ 1,595	$ 1,590	0.3%

CONSOLIDATED PROPERTY PORTFOLIO (a)

NET OPERATING INCOME EXPOSURE BY MARKET

Dollars in thousands, except rent per unit

					For the Three Months Ended
					June 30, 2026
Market	Number of Properties	Units	Gross Real Estate Assets	Period of Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,145,447	95.1%	$1,579	$15,346	14.8%
Dallas, TX	14	4,007	908,729	94.8%	1,795	13,693	13.2%
Columbus, OH	11	2,650	416,971	94.6%	1,557	7,864	7.6%
Tampa-St. Petersburg, FL	6	1,791	400,134	95.1%	1,906	6,671	6.4%
Denver, CO (b)(c)	8	2,018	624,837	95.2%	1,780	6,401	6.2%
Indianapolis, IN	8	2,259	366,649	95.2%	1,501	6,087	5.9%
Oklahoma City, OK	8	2,147	352,153	95.6%	1,286	5,801	5.6%
Nashville, TN	5	1,508	381,930	95.6%	1,604	4,995	4.8%
Raleigh - Durham, NC	6	1,690	262,849	94.8%	1,546	4,989	4.8%
Orlando, FL	4	1,260	284,534	88.7%	1,877	4,139	4.0%
Memphis, TN (c)	4	1,383	162,666	93.1%	1,436	3,754	3.6%
Houston, TX	5	1,308	219,893	95.7%	1,457	3,527	3.4%
Charlotte, NC	4	1,014	263,881	95.2%	1,657	3,381	3.3%
Lexington, KY	3	886	170,417	94.7%	1,547	3,176	3.1%
Huntsville, AL	4	1,051	244,326	96.3%	1,396	2,950	2.8%
Louisville, KY	3	794	99,605	98.1%	1,357	2,252	2.2%
Cincinnati, OH	2	542	128,358	95.0%	1,736	1,936	1.9%
Charleston, SC	2	518	86,206	94.6%	1,810	1,754	1.6%
Greenville, SC	1	702	128,358	94.6%	1,279	1,730	1.7%
Myrtle Beach, SC - Wilmington, NC	3	628	70,429	94.7%	1,389	1,682	1.6%
Austin, TX (a)	1	256	62,241	95.3%	1,734	839	0.8%
San Antonio, TX	1	306	58,122	96.1%	1,426	801	0.7%
Total / Weighted Average	116	33,898	$6,838,735	94.9%	$1,593	$103,768	100.0%

(a)	Excludes our development project Tisdale at Lakeline Station. See the definitions at the end of this release.
(b)	Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.
(c)	Includes one property that was held for sale as of June 30, 2026.

VALUE ADD SUMMARY BY MARKET

PROJECT LIFE TO DATE AS OF  June 30, 2026

	Total	Total Units To Be	Units	Units	Rent Premium	% Rent	Renovation Costs per Unit (b)			ROI - Interior Costs	ROI - Total Costs
Market	Properties	Renovated	Complete	Leased	(a)	Increase	Interior	Exterior	Total	(c)	(c)
ONGOING
Atlanta, GA	7	3,174	1,550	1,571	$192	13.8%	$18,629	$3,053	$21,682	12.4%	10.6%
Dallas, TX	4	1,925	1,132	1,130	315	21.7%	19,570	2,682	22,252	19.3%	17.0%
Columbus, OH	7	1,307	846	847	244	19.4%	15,576	1,694	17,270	18.8%	17.0%
Oklahoma City, OK	3	1,086	575	602	262	25.6%	17,063	2,719	19,781	18.4%	15.9%
Lexington, KY	2	586	230	244	389	32.9%	17,968	1,419	19,387	26.0%	24.1%
Indianapolis, IN	2	544	132	144	208	15.0%	18,781	2,942	21,723	13.3%	11.5%
Charleston, SC	2	518	109	113	280	16.5%	17,926	3,076	21,002	18.8%	16.0%
Denver, CO	2	491	262	258	320	24.9%	14,733	3,788	18,520	26.1%	20.7%
Raleigh-Durham, NC	1	488	158	171	218	16.0%	18,134	3,130	21,263	14.4%	12.3%
Nashville, TN	5	418	343	343	183	13.4%	17,523	1,321	18,845	12.5%	11.6%
Cincinnati, OH	1	350	9	13	268	19.5%	18,286	1,714	20,000	17.6%	16.1%
Total / Weighted Average	36	10,887	5,346	5,436	$251	19.2%	$17,861	$2,625	$20,486	16.9%	14.7%

FUTURE (d)
Nashville, TN	1	176	—	—	$-	0.0%	$-	$-	—	0.0%	0.0%
Total / Weighted Average	1	176	—	—	—	—	—	—	—	—	—

COMPLETED (e)
Atlanta, GA	4	1,482	1,387	1,232	252	21.0%	12,667	1,503	14,170	23.9%	21.4%
Tampa-St. Petersburg, FL	4	1,236	1,198	1,184	288	21.6%	15,073	1,482	16,555	23.0%	20.9%
Memphis, TN	3	1,053	1,017	1,002	241	22.9%	13,378	916	14,294	21.6%	20.2%
Columbus, OH	3	763	728	691	209	22.3%	10,612	666	11,278	23.6%	22.2%
Louisville, KY	2	728	728	627	212	24.3%	15,644	2,173	17,817	16.3%	14.3%
Raleigh-Durham, NC	2	646	605	487	192	16.7%	15,781	1,585	17,367	14.6%	13.3%
Oklahoma City, OK	2	541	469	467	120	14.3%	17,254	1,154	18,407	8.3%	7.8%
Dallas, TX	1	300	271	271	267	18.4%	19,824	2,152	21,976	16.2%	14.6%
Wilmington, NC	1	288	288	245	73	7.0%	8,465	56	8,520	10.3%	10.3%
Austin, TX	1	256	223	225	264	18.4%	18,877	1,486	20,364	16.8%	15.6%
Indianapolis, IN	1	236	211	212	244	22.5%	15,742	1,484	17,226	18.6%	17.0%
Total / Weighted Average	24	7,529	7,125	6,643	229	20.5%	14,221	1,349	$15,570	19.3%	17.7%

Grand Total/Weighted Average	61	18,592	12,471	12,079	$239	19.9%	$15,928	$2,146	$18,074	18.0%	15.9%

(a)	See the definitions section for a full description of Rent Premium. The weighted average Rent Premium including the impact of concessions was $208.
(b)	See the definitions section for a full description of Renovation Costs per Unit.
(c)

See the definitions section for a full description of ROI. ROI-Interior costs using rent premium including the impact of concessions was 15.7%. ROI-Total costs using rent premium including the impact of concessions was 13.8%.

(d)

We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.

INVESTMENT AND DEVELOPMENT ACTIVITY

Dollars in thousands except per unit amounts

2026 ACQUISITIONS
Property	Market	Units	Date Acquired	Purchase Price	Price per Unit	Average Rent per Unit at Acquisition
The Retreat at Canal	Columbus, OH	140	1/15/2026	$29,500	$211	$1,455

ASSETS HELD FOR SALE AS OF JUNE 30, 2026
Property	Location	Units
Bella Terra at City Center	Denver, Colorado	304
Stonebridge Crossings	Memphis, Tennessee	500
Total		804

REAL ESTATE UNDER DEVELOPMENT (a)
Development	Tisdale at Lakeline Station (b)
Location	Austin, Texas
Planned Units	378
Start Date	2Q 2022
Initial Occupancy	4Q 2025
Completion Date	4Q 2025
Projected Stabilization date	1Q 2027
Total Development Costs	$110,551
% of Planned Units Delivered as of June 30, 2026	100%
Occupancy % as of July 29, 2026 (c)	42.0%
Leased % as of July 29, 2026 (c)	45.2%

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES
	Lakeline Station (b)	The Mustang (d)	Nexton Pine Hollow	The Approach
Location	Austin, TX	Dallas, TX	Charleston, SC	Indianapolis, IN	Total
Units	378	275	324	318	1,295
Estimated delivery date	—	—	Q2 2027	Q3 2027
Total construction budget	$—	$109,583	$78,949	$79,364	$267,896
Total project debt	$—	$79,447	47,191	49,250
Remaining expected IRT investment	$—	—	—	11,364	$11,364
Carrying value of IRT's investment	$—	$31,036	29,891	9,042	$69,970

Three Months Ended June 30, 2026
NOI	$-	$1,103	$—	$—	$1,103
Interest expense	-	(1,214)	—	—	(1,214)
CFFO	$-	$(111)	$—	$—	$(111)
Depreciation	-	(978)	—	—	(978)
Other income	-	(17)	—	—	(17)
Net (loss) income	$-	$(1,106)	$—	$—	$(1,106)
IRT Equity Interest in JV		85.0%	90.0%	66.6%
IRT Equity pick-up	$-	$(940)	$—	$103	$(836)

Six Months Ended June 30, 2026
NOI	$(12)	$2,028	$—	$—	$2,016
Interest expense	(52)	(2,347)	—	—	(2,399)
CFFO	$(64)	$(318)	$—	$—	$(383)
Depreciation	(41)	(1,964)	—	—	(2,006)
Other income	1	(17)	—	—	(16)
Net (loss) income	$(105)	$(2,300)	$—	$—	$(2,405)
IRT Equity Interest in JV	90.0%	85.0%	90.0%	66.6%
IRT Equity pick-up	$(94)	$(1,954)	$—	$165	$(1,883)

(a)	Flatiron Flats no longer met the definition of a development project in the second quarter of 2026 upon reaching 90% occupancy.
(b)

Lakeline Station was an investment in unconsolidated real estate entity from January 1-19, 2026 and the underlying property, Tisdale at Lakeline Station was consolidated into our financial results effective January 20, 2026. Tisdale at Lakeline Station will continue to be classified as a development property since it is in lease-up and has not yet reached overall occupancy of 90%.

(c)	Leased % and occupancy % are calculated using the leased or occupied units, as applicable, divided by the total number of units.
(d)	The Mustang is an operating property consisting of 275 units.

DEBT SUMMARY AS OF  June 30, 2026

Dollars in thousands

	Amount	Weighted Average Contractual Rate	Weighted Average Hedged Effective Rate (a)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (b)	$269,372	4.4%	4.8%	Floating	2.5
Unsecured term loans (c)	750,000	4.5%	4.0%	Floating	2.5
Secured credit facilities (d)	577,953	4.2%	4.4%	Fixed	2.4
Mortgages	690,224	3.9%	4.0%	Fixed	3.0
Unsecured notes (e)	150,000	5.4%	5.6%	Fixed	6.8
Total Principal	2,437,549	4.3%	4.3%		2.9
Loan premiums (discounts), net	17,813
Unamortized deferred financing costs	(11,979)		Credit Ratings:
Total Consolidated Debt	2,443,383		Agency	Rating	Outlook
Equity Market Capitalization	4,033,711		Fitch	BBB	Positive
Total Capitalization	$6,477,094		S&P	BBB	Stable

(a)

Represents the weighted average effective interest rates for the three months ended June 30, 2026, including the impact of interest rate swaps and collars, amortization of hedging costs, and deferred financing costs but excluding the impact of loan premium amortization, discount accretion, and interest capitalization. As of June 30, 2026, we maintained hedges that have effectively fixed a portion of our floating rate debt as follows:

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Swap	$ 150,000	5/17/2022	5/17/2027	0.99%	—	—
Swap	$ 200,000	3/17/2023	3/17/2030	3.39%	—	—
Collar	$ 100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Collar	$ 100,000	11/17/2024	1/17/2028	—	1.50%	2.50%
Swap	$ 150,000	6/17/2026	6/17/2030	3.26%	—	—

(b)	Unsecured revolver total capacity is $750,000, of which $269,372 was drawn as of June 30, 2026. The maturity date of the borrowings under the unsecured revolver is January 8, 2029.
(c)	Consists of a (i) $350,000 unsecured term loan with a maturity date of February 11, 2030 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(d)

Consists of a (i) $503,310 secured credit facility, two tranches of which, in an aggregate principal amount of $462,842, have a maturity date of August 1, 2028 and the third tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $74,643 secured credit facility with a maturity date of July 1, 2030.

(e)	Consists of (i) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2031 and at a fixed annual interest rate of 5.32% and (ii) $75,000 aggregate principal amount of unsecured private placement notes with a maturity date of October 1, 2034 and at a fixed annual interest rate of 5.53%.

DEBT AND CREDIT METRICS

AS OF  June 30, 2026

Dollars in thousands

Debt Covenant Summary (a)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	33.4%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	3.0x	Yes
Unsecured leverage ratio	≤ 60%	24.6%	Yes

(a)	For a complete listing of all debt covenants along with definitions of each covenant calculation see the Sixth Amended and Restated Credit Agreement, which was filed as Exhibit 10.1 of our Form 8-K filed on February 11, 2026.

Encumbered & Unencumbered Statistics (b)

	Total Units	% of Total	Gross Real Estate Assets	% of Total	Q2 2026 NOI	% of Total
Unencumbered assets	22,514	66.4%	$4,150,843	60.7%	$68,516	66.0%
Encumbered assets	11,384	33.6%	2,687,892	39.3%	35,252	34.0%
	33,898	100.0%	$6,838,735	100.0%	$103,768	100.0%

(b)	Excludes our development projects Flatiron Flats and Tisdale at Lakeline Station. See the definitions at the end of this release.

Components of Interest Expense

	For the Three Months Ended		For the Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest expense on secured and unsecured debt	$26,325	$25,602	$51,957	$51,646
Plus: Senior unsecured credit facility commitment fees and other finance related charges	294	293	600	581
Plus: Amortization of deferred financing costs	1,052	914	2,065	1,809
Plus: Amortization related to derivative instruments	225	250	450	507
Less: Gain on interest rate hedges	(2,248)	(3,651)	(4,557)	(7,217)
Less: Capitalized interest	(2,044)	(2,650)	(4,162)	(5,191)
Interest expense before loan (premium accretion) discount amortization, net	23,604	20,758	46,353	42,135
Less: Loan (premium accretion) discount amortization, net (c)	(2,021)	(1,985)	(4,038)	(4,014)
Interest expense per our Consolidated Statement of Operations	$21,583	$18,773	$42,315	$38,121

(c)

Represents loan premiums and discounts associated with debt assumed in conjunction with property acquisitions. Reconciles our CFFO interest expense to our GAAP interest expense on our condensed consolidated statements of operations.

DEFINITIONS

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of net rent amounts, after concessions amortized over the life of the lease, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

Development Property

A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as loss on impairment (gain on sale) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses and income (loss) from investments in unconsolidated real estate entities. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, loss on impairment (gain on sale) of real estate and unconsolidated real estate entities, and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization and debt extinguishment costs from the determination of FFO.

Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, management believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Lease Over Lease Effective Rent Growth

Lease Over Lease Effective Rent Growth represents the change in the weighted average effective monthly rental rate, including the impact of concessions, of a lease compared to the prior lease for that same unit. We report this statistic on both a like-term basis and an all leases basis. The like-term basis includes cases where both the current and prior lease associated with a unit reflect standard leasing activity and have terms of 9-14 months. An all leases basis includes all leases regardless of lease terms. We may report Lease Over Lease Effective Rent Growth for new leases, renewal leases, or blended across both new and renewal leases.

Net Debt

Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total debt	$2,443,383	$2,433,543	$2,281,475	$2,296,202	$2,249,801
Less: cash and cash equivalents	(22,513)	(23,341)	(23,564)	(23,290)	(19,491)
Less: loan discounts and premiums, net	(17,813)	(19,833)	(21,850)	(23,863)	(25,469)
Total net debt	$2,403,057	$2,390,369	$2,236,061	$2,249,049	$2,204,841

We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses and net gains on sale of assets.

Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

A reconciliation from GAAP net income (loss) to NOI is provided below (dollars in thousands):

	For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income (loss)	$3,418	$(127)	$34,015	$6,995	$8,172
Other revenue	(115)	(109)	(330)	(250)	(297)
Property management expenses	7,931	8,237	6,674	7,891	7,715
General and administrative expenses	5,685	8,514	4,673	4,905	5,982
Depreciation and amortization expense	64,861	64,632	62,984	61,735	59,794
Casualty (gains)losses, net	(553)	77	755	419	255
Interest expense	21,583	20,732	20,422	20,455	18,773
(Gain on sale) loss on impairment of real estate assets, net	—	—	(17,491)	12,841	—
Other loss	105	86	238	12	—
Loss (income) from investments in unconsolidated real estate entities	836	1,047	(2,403)	(9,814)	562
NOI	$103,751	$103,089	$109,537	$105,189	$100,956
Less: Non same-store portfolio NOI	5,318	4,833	5,375	4,878	3,703
Same-store portfolio NOI	$98,433	$98,256	$104,162	$100,311	$97,253

Non Same-Store Properties and Non Same-Store Portfolio

Properties that did not meet the definition of a same-store property as of the beginning of the previous year.

Same-Store Properties and Same-Store Portfolio

We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.

Rent Premium on Value Add Renovations

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. We believe excluding the impact of upfront concessions from our rental rates when comparing to the market rental rates for unrenovated units makes the comparison most relevant and the resulting premium provides management with an indicator of the increased rent generated by the unit renovation.

Renovation Costs per Unit

Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

Return on Investment (“ROI”) on Value Add Renovations

ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. We use ROI on value add renovation projects to measure the profitability of a renovation project relative to other projects or relative to other uses of our capital.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total assets	$6,091,687	$6,099,308	$6,021,750	$6,092,592	$5,962,626
Plus: accumulated depreciation (a)	1,045,803	989,530	932,347	890,039	838,718
Plus: accumulated amortization	79,724	78,578	76,419	75,395	72,976
Total gross assets	$7,217,214	$7,167,416	$7,030,516	$7,058,026	$6,874,320

(a)	Includes accumulated depreciation associated with real estate held for sale, as applicable.